Exhibit 5.3

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

May 15, 2020

Skillful Craftsman Education Technology Limited

Floor 4, Building 1, No. 311, Yanxin Road

Huishan District, Wuxi

Jiangsu Province, PRC 214000

Re:	Registration Statement of Skillful Craftsman Education Technology Limited

Ladies and Gentlemen:

We have acted as United States counsel to Skillful Craftsman Education Technology Limited, a Cayman Islands exempted company (the “Company”), in connection with the registration by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of up to 2,898,000 ordinary shares of the Company, par value $0.00015 per share (the “Ordinary Shares”) including 360,000 shares underlying the underwriters’ over-allotment option and 138,000 shares issuable upon exercise of warrants issuable to the representative of the underwriters (the “Warrants”), pursuant to a Registration Statement on Form F-1 initially filed by the Company with the Commission on April 23, 2020 (as amended, the “Registration Statement”). This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), when such Warrants are duly executed and authenticated in accordance with the underwriting agreement by and between the Company and the representative of the underwriters and issued, delivered and paid for, as contemplated by the Registration Statement and the underwriting agreement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Notwithstanding anything in this letter which might be construed to the contrary, our opinions expressed herein are limited to the laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof; (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof; and (iii) with respect to the Ordinary Shares, we express no opinion to the extent that, notwithstanding its current reservation of Ordinary Shares, future issuances of securities, including the Ordinary Shares, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more Ordinary Shares than the number that remain authorized but unissued; and (iv) we have assumed the Exercise Price (as defined in the Warrant) will not be adjusted to an amount below the par value per share of the Ordinary Shares.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP